UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 5, 2019

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2820 Orchard Parkway, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 470-1000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with the arbitrator’s decision described in Item 7.01 below, Align Technology, Inc. (“Align” or the “Company”) expects to incur a material charge in the first quarter of 2019.  The Company, however, is unable in good faith to make a determination of estimated costs and future cash expenditures associated with such actions.  As a result, the Company intends to file amendments to the Current Report on Form 8-K, as required by Item 2.05 of Form 8-K, or report such costs or charges in its periodic reports, as appropriate.

Item 7.01. Regulation FD Disclosure.

On March 5, 2019, the Company issued a press release announcing the outcome of the arbitration of the claims asserted against it by SDC Financial LLC and SmileDirectClub LLC (collectively, the SDC Entities).  As previously disclosed, the arbitration concluded on January 23, 2019.  The arbitrator issued his decision on March 4, 2019.  The arbitrator held that that Align breached the non-compete provision applicable to the members of SDC Financial LLC, including that Align misused the SDC Entities’ confidential information and violated fiduciary duties to SDC Financial LLC.  The arbitrator ordered Align to close its Invisalign stores by April 3, 2019, and enjoined Align from opening new Invisalign stores or providing certain services in physical retail establishments in connection with the marketing and sale of clear aligners, and enjoined Align from using the SDC Entities’ confidential information.  The arbitrator extended the expiration date of the non-compete provision with SDC to August 18, 2022.  The arbitrator also ordered Align to tender its SDC Financial LLC membership interests to the SDC Entities for a purchase price equal to the capital account balance as of October 31, 2017, a price which is significantly below the current fair market value of such investment.  No financial damages were awarded to the SDC Entities. This decision does not impact Align’s existing supply agreement with SDC which remains in place through 2019. A copy of the press release is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Invisalign store closing (including the Company's expectations regarding the material charge associated with the Invisalign Store closings, and the Company's expectations regarding the period in which such charge will be recorded). These forward-looking statements are based on management's current expectations, estimates, forecasts, projections, beliefs, and assumptions and are not guarantees of future performance. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the risks and uncertainties that are described in the Company’s Annual Report on Form 10-K filed on February 28, 2019, as updated from time to time in the Company's filings with the Securities and Exchange Commission. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

Date: March 5, 2019	By:	/s/ Roger E. George
Roger E. George
Sr. Vice President, Chief Legal and Regulatory Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Align Technology, Inc. dated March 5, 2019